Exhibit 99.2

Dime Commercial Bancshares, Inc. Enhances Staten Island Presence and Franchise Value Through Agreement to Acquire ES Bancshares, Inc.

HAUPPAUGE, NY, and STATEN ISLAND, NY, October 20, 2026 (GLOBE NEWSWIRE) -- Dime Commercial Bancshares, Inc. (“Dime”) (NYSE: DCOM), and ES Bancshares, Inc. ("Empire") (OTCQX: ESBS), today announced the signing of a definitive merger agreement pursuant to which Dime will acquire Empire. The transaction significantly enhances Dime's presence in Staten Island, and strengthens Dime’s presence in Brooklyn, by adding a granular and low-cost core deposit base, expanding business-focused customer relationships, and increasing market density. Upon closing, Dime will be one of only a few commercial banks with a ground level branch presence across all five boroughs of New York City.

Empire, headquartered in Staten Island, is the parent company of Empire State Bank. As of September 30, 2026, Empire had total assets of approximately $596 million, total loans receivable, net of $518 million, and total deposits of $491 million. Empire focuses on serving businesses and valued customers from three branch locations in Staten Island and two branch locations in Brooklyn.

Stuart H. Lubow, President and Chief Executive Officer of Dime, stated, “This transaction represents another logical step in Dime's growth strategy. Staten Island is an attractive banking market that has untapped potential for Dime. Empire is a well-run commercial bank that has developed a strong deposit base. We are extremely pleased to partner with and welcome Phil and his team to Dime, add a granular and low-cost core deposit base, expand our customer reach, and fill out our branch footprint. Together, we will be well-positioned to continue delivering the personalized service our customers value while advancing our goal of becoming The BEST Commercial Bank in Metro NY.”

Phil Guarnieri, Chief Executive Officer of Empire, said, “When evaluating the future of our franchise, it was important to identify a partner with a relationship-driven approach to banking, best-in-class treasury management capabilities, and a commitment to our local markets. We believe this partnership with Dime will create meaningful opportunities for our customers, employees, and communities while building on the strengths of both organizations.”

Transaction Details

Under the terms of the definitive merger agreement, at the closing of the transaction, Dime will issue 720,000 shares of common stock and $30.0 million in cash to Empire shareholders. Shareholders of Empire will be able to elect to receive stock or cash in exchange for their shares, subject to the pro ration formula described in the merger agreement. Based upon Dime’s 10-day volume-weighted average price of $38.55 as of October 19, 2026, this represents a transaction value of approximately $58 million (based on 6,886,282 Empire common shares outstanding) or $8.39 per Empire common share. The purchase price represents approximately 1.09x Empire’s tangible book value per share.

It is anticipated that the transaction’s internal rate of return exceeds Dime’s cost of capital hurdles, the transaction will generate approximately 3.5% EPS accretion, minimal TBV dilution of approximately 2%, and an earn-back of less than 3 years.

The transaction is expected to close in the first quarter of 2027 and is subject to customary closing conditions, including regulatory approval, as well as the approval of Empire’s shareholders.

Luse Gorman, PC served as Dime’s legal advisor. FinPro Capital Advisors served as exclusive financial advisor to Empire, and Kilpatrick Townsend & Stockton LLP served as Empire’s legal advisor.

About Dime Commercial Bancshares, Inc.

Dime Commercial Bancshares, Inc. is the holding company for Dime Commercial Bank, a New York State-chartered trust company with approximately $15 billion in assets and the number one deposit market share on Greater Long Island (1).

(1)	Aggregate deposit market share for Kings, Queens, Nassau & Suffolk counties for commercial banks with less than $20 billion in assets

About ES Bancshares, Inc.

ES Bancshares, Inc. is the holding company for Empire State Bank, a community bank headquartered in Staten Island. Founded in 2004, Empire State Bank provides personal and business banking products and services through branch offices in Staten Island and Brooklyn.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K and the exhibits filed herewith contain “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. In general, forward-looking statements usually use words such as “may,” “believe,” “expect,” “anticipate,” “intend,” “should,” “plan,” “estimate,” “predict,” “continue” and “potential” or the negative of these terms or other comparable terminology, including statements related to the expected timing of the closing of the proposed merger with Empire, the expected returns and other benefits of the proposed merger to shareholders, expected improvement in operating efficiency resulting from the proposed merger, estimated expense reductions resulting from the transactions and the timing of achievement of such reductions, the expected impact on and timing of the recovery of the impact on tangible book value, and the expected effect of the proposed merger on Dime’s capital ratios. Forward-looking statements represent management’s beliefs, based upon information available at the time the statements are made, with regard to the matters addressed; they are not guarantees of future performance. Forward-looking statements are subject to numerous assumptions, risks and uncertainties that change over time and could cause actual results or financial condition to differ materially from those expressed in or implied by such statements.

Factors that could cause or contribute to such differences include, but are not limited to (1) the risk that the cost savings and any revenue synergies from the proposed merger may not be realized or take longer than anticipated to be realized, (2) disruption from the proposed merger with customers, suppliers, employee or other business partners, (3) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, (4) the risk of successful integration of Empire’s business into Dime, (5) the failure to obtain the necessary approval by the shareholders of Empire, (6) the amount of the costs, fees, expenses and charges related to the proposed merger, (7) the ability of the parties to obtain required governmental approvals of the proposed merger, (8) reputational risk and the reaction of each of the companies’ customers, suppliers, employees or other business partners to the merger, (9) the failure of the closing conditions in the Merger Agreement to be satisfied, or any unexpected delay in closing of the proposed merger, (10) the risk that the integration of Empire’s operations into the operations of Dime will be materially delayed or will be more costly or difficult than expected, (11) the possibility that the proposed merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events, (12) the dilution caused by Dime’s issuance of additional shares of its common stock in the merger transaction, and (13) general competitive, economic, political and market conditions. Other relevant risk factors may be detailed from time to time in Dime’s press releases and filings with the Securities and Exchange Commission (the “SEC”). Consequently, no forward-looking statement can be guaranteed. Neither Dime nor Empire undertakes any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For any forward-looking statements made in this communication or any related documents, Dime and Empire claim protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Additional Information About the proposed transaction and Where To Find It

In connection with the proposed transaction, Dime will file a registration statement on Form S-4 with the SEC under the Securities Act to register the shares of Dime common stock to be issued in connection with the proposed transaction that will include a proxy statement of Empire and a prospectus of Dime (the “proxy statement/prospectus”) and other relevant documents in connection with the proposed transaction. The definitive proxy statement/prospectus will be sent to the stockholders of Empire seeking their approval of the proposed transaction and other related matters. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. INVESTORS AND STOCKHOLDERS OF EMPIRE ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTION WHEN THEY BECOME AVAILABLE AND EACH OTHER RELEVANT DOCUMENT FILED WITH THE SEC BY DIME IN CONNECTION WITH THE PROPOSED TRANSACTION, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The proxy statement/prospectus (when it becomes available) and any other documents Dime has filed and will file with the SEC may be obtained free of charge at the SEC’s website (www.sec.gov). In addition, copies of the proxy statement/prospectus and documents Dime and Empire have filed or will file with the SEC that will be incorporated by reference into the proxy statement/prospectus may also be obtained free of charge on Dime’s website at www.dime.com or by contacting Judy Wu, General Counsel and Corporate Secretary, Dime Commercial Bancshares, 898 Veterans Memorial Highway, Suite 560, Hauppauge, NY 11788.

Participants in Solicitation

Dime, Empire and certain of their respective directors, executive officers and employees may be deemed to be participants in the solicitation of proxies of Empire’s stockholders in respect of the proposed transaction under the rules of the SEC. Information regarding Dime’s directors and executive officers is available in its definitive proxy statement related to its 2026 annual meeting of shareholders, which was filed with the SEC on April 13, 2026 and certain other documents filed by Dime with the SEC. Other information regarding the participants in the solicitation of proxies in respect of the proposed transaction and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC. Free copies of these documents, when available, may be obtained as described in the preceding paragraph. Investors should read the proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions.